EXHIBIT 99.6

                                 Company Contact:  Ernest W. Yankee, Ph.D.
                                                   AVAX Technologies, Inc.
                                                   (816) 960-1333

                                   Media Contact:  David Sassoon/Abenaa Hayes
                                                   The Rowland Company
                                                   (212) 527-7453

                      Investor Relations Contact:  Sue Yeoh/Olga Fleming
                                                   CPR Financial Communications
                                                   (201) 641-2408

FOR IMMEDIATE RELEASE

      AVAX TECHNOLOGIES SIGNS RESEARCH AGREEMENT WITH UNIVERSITY OF TOKYO FOR AUTOLOGOUS BREAST CANCER VACCINE

          - Researchers to Conduct Equivalent of Phase I/II Study
          To Extend AC Vaccine(TM) Technology to New Indication -

Kansas City, MO, May 19, 1999 -- AVAX Technologies, Inc. (NASADQ: AVXT) today announced that it has entered into a collaborative research agreement with the University of Tokyo to evaluate the application of the company's patented AC Vaccine(TM) technology to the treatment of breast cancer. As part of the agreement, AVAX will provide the University with access to its technology in order to manufacture the vaccine for a clinical trial in Japan. The trial will be conducted under the direction of Masazumi Eriguchi, M.D., D.M.Sc., Department of Surgery, Institute of Medical Science, University of Tokyo, and will be supported in part by a grant from the Noguchi Medical Foundation.

"Theoretically, the AC Vaccine technology is applicable to any tumor," said David Berd, M.D., inventor of the technology and Professor of Medicine at the Kimmel Cancer Center, Thomas Jefferson University, Philadelphia. "For quite some time we have been sharing research with colleagues at the University of Tokyo. This agreement takes our work and mutual excitement to the next level of commitment."

Breast cancer afflicts more than 800,000 women globally, and more than 300,000 die from the disease each year. In the United States, approximately 180,000 women have some form of breast cancer, and every year more than 43,000 die from the disease. In Japan, more than 24,000 women have breast cancer, and close to 6,000 die from the disease each year.

"We are looking forward to this strategic collaboration with one of Japan's premier medical institutions," said Jeffrey M. Jonas, M.D., President and CEO of AVAX Technologies, Inc. "We are hopeful that the work of Dr. Eriguchi will soon demonstrate the potential efficacy of our vaccine technology in a third cancer indication, breast cancer. At the same time, this collaboration will allow us to establish a presence in a country that will be important for us in the future."

AVAX's AC Vaccine technology is made from a patient's own cancer cells by modifying the tumor cells with a molecule called a "hapten." This process, known as "haptenization," alters the tumor cells and makes them appear foreign to the patient's immune system. When the hapten-modified cells are reinjected into patients,


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they stimulate the immune system to recognize the cancer cells and destroy them.
AVAX is conducting a pivotal registration trial of the vaccine in malignant melanoma (M-Vax(TM)) and a Phase I/II trial in ovarian cancer (O-Vax(TM)) in the U.S. The collaborative research agreement with the University of Tokyo extends clinical development of the technology to a third indication.

AVAX Technologies, Inc. specializes in the development and commercialization of novel biotechnologies, immunotherapies and pharmaceuticals for cancer and other life-threatening diseases using three core technologies: the AC Vaccine technology, topoisomerase inhibitors and anti-estrogens.

                                      ###

Except for statements that are historical, the statements in this release are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve significant risks and uncertainties, and in light of the significant uncertainties inherent in such statements, the inclusion of such information should not be regarded as a representation by AVAX that the objectives and plans of the company will be achieved; in fact, actual results could differ materially from those contemplated by such forward-looking statements. Many important factors affect the company's ability to achieve the stated outcomes and to successfully develop and commercialize its product candidates, including, among other things, the ability to obtain substantial additional funds, obtain and maintain all necessary patents or licenses, to demonstrate the safety and efficacy of product candidates at each state of development, to meet applicable regulatory standards and receive required regulatory approvals, to meet obligations and required milestones under its license agreements, to be capable of producing drug candidates in commercial quantities at reasonable costs, to compete successfully against other products, and to market products in a profitable manner, as well as other risks detailed from time to time in AVAX's public disclosure filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-KSB for the fiscal year ended December 31,1998. AVAX does not undertake any obligation to publicly release any revisions to these forward-looking statements or to reflect the occurrence of unanticipated events.


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